Exhibit 99.1

news release

Omnicare Reports Third-Quarter 2013 Financial Results; Company Updates Full-Year 2013 Guidance

CINCINNATI, October 23, 2013 - Omnicare, Inc. (NYSE:OCR) reported today financial results for its third quarter ended September 30, 2013.

Third-Quarter Highlights:

•	Net sales increase of 5.3% to $1.6 billion

•
Adjusted cash earnings per diluted share 5.8% higher to $0.91; GAAP loss per share of $0.65 attributable to a voluntary civil settlement, described in further detail in the "Footnotes and Definitions to Financial Information" section below

•	Cash flows from operations of $192 million

“Omnicare's underlying operating performance continues to improve, which brings further confirmation that our ongoing initiatives remain on track,” said John L. Workman, Omnicare's Chief Executive Officer. "Our third quarter financial results benefited from the continued strong performance of our Specialty Care Group and our ongoing sales and service initiatives within Long-Term Care, which more than offset softer results within our hospice pharmacy business.”

Third-Quarter Results

Financial results for the quarter ended September 30, 2013, as compared with the same prior-year period, were as follows:

•	Net sales were $1,581 million versus $1,501 million

•	Gross profit was $370 million as compared with $371 million

•	GAAP earnings (loss) per share was $(0.65) versus $0.55

•	Adjusted cash earnings per diluted share (see “per share” discussion below and attached supplemental information) was $0.91 versus $0.86

•	Adjusted EBITDA was $179 million versus $172 million

Cash flows from operations for the quarter ended September 30, 2013 were $192 million versus $196 million in the comparable prior-year quarter.

“Our third-quarter results demonstrate the progress we have made operationally,” said Nitin Sahney, Omnicare's President and Chief Operating Officer. "The structural enhancements we have implemented across the organization have improved our visibility, ensuring we have differentiated approaches for the six growth platforms that encompass our two primary businesses, long-term care and specialty care. We believe these operational refinements have better positioned Omnicare to benefit from the distinct growth opportunities within our diversified pharmaceutical services platforms."

Financial Position

Omnicare concluded the third quarter of 2013 with no borrowings outstanding on its revolving credit facility and $506 million in cash on its balance sheet.

During the quarter, Omnicare entered into separate, privately negotiated exchange agreements under which it retired approximately $180 million in aggregate principal amount of its outstanding 3.75% Convertible Senior Subordinated Notes due 2025 (the "3.75% Notes due 2025") in exchange for its issuance of $424 million in aggregate principal amount of new 3.50% Convertible Senior Subordinated Notes due 2044. The Company also entered into separate, privately negotiated purchase agreements to repurchase approximately $5.2 million in aggregate principal amount of its outstanding 3.75% Notes due 2025 and $150 million in aggregate principal amount of its outstanding 7.75% Senior Subordinated Notes due 2020.

As of September 30, 2013, the Company had approximately $129 million of availability under its current share repurchase authorization. In the third quarter, Omnicare completed the Accelerated Share Repurchase (ASR) agreement entered in the second quarter, repurchasing 1.7 million shares for an aggregate amount of $81 million.

"We are pleased to have further strengthened our overall financial position during the third quarter," said Rocky Kraft, Omnicare's Chief Financial Officer. "In addition to another robust quarter of cash flows, we also opportunistically enhanced our capital structure through a transaction that enabled us to extend certain debt maturities while lowering our effective interest rate. We believe these dynamics better position the company to create incremental value on behalf of our stockholders."

Year-to-Date Results

Financial results for the nine months ended September 30, 2013, as compared with the same prior-year period, were as follows:

•	Net sales were $4.7 billion versus $4.6 billion

•	Gross profit was $1,119 million as compared with $1,107 million

•	GAAP earnings per diluted share was $0.37 versus $1.19

•	Adjusted cash earnings per diluted share was $2.71 versus $2.50

•	Adjusted EBITDA was $530 million versus $512 million

Cash flows from operations for the nine months ended September 30, 2013 were $455 million versus $417 million in the comparable prior period.

To facilitate comparisons and to enhance the understanding of core operating performance, discussions in this news release include financial measures that are adjusted from the comparable amounts under GAAP to exclude the impact of the special items discussed elsewhere herein, and to present results on a continuing operations basis. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted at the Investor Relations section of Omnicare's website at http://ir.omnicare.com. Additionally, the Company will make supplemental slides available in the same section on its website today that will include the number of scripts dispensed, beds served, and other information relevant to Omnicare's operations.

Segment Information

Financial results for the Long-Term Care Group for the third quarter ended September 30, 2013 were as follows:

•	Net sales of $1,220 million were 0.1% higher than $1,218 million in the same prior-year period

•	Adjusted operating income of $160 million decreased 1.4% from $163 million in the same prior-year period

Financial results for the Specialty Care Group for the third quarter ended September 30, 2013 were as follows:

•	Net sales of $361 million were 29% higher than $280 million in the same prior-year period

•	Adjusted operating income of $30 million increased 20% from $25 million in the same prior-year period

Special Items

The results for the third quarter and nine months ended September 30, 2013 and 2012 include the impact of special items and cash EPS adjustments as follows:

	Three months ended September 30,				Nine months ended September 30,
	2013		2012		2013		2012
	After-tax impact	Per diluted share	After-tax impact	Per diluted share	After-tax impact	Per diluted share	After-tax impact	Per diluted share
Special Items Adj.	$144.7M	$1.30	$10.9M	$0.10	$190.0M	$1.73	$80.9M	$0.71
Cash EPS Adj.	$23.0M	$0.21	$23.5M	$0.21	$66.8M	$0.61	$67.6M	$0.59

Included in special items for the three and nine months ended September 30, 2013 is the impact of the agreement in principle to voluntarily settle the claims alleged in the Gale complaint. All special items and cash EPS adjustments have been described in further detail in the “Footnotes and Definitions to Financial Information” section elsewhere herein.

Outlook

Based upon improved visibility with only one quarter remaining in the year, Omnicare now expects the following for the full year 2013:

	Original Guidance	Previous Guidance	Current Guidance
Revenue	$6.1B to $6.2B	$6.1B to $6.3B	$6.2B to $6.3B
Adjusted cash earnings per diluted share (excluding special items)	$3.47 to $3.57	$3.56 to $3.64	$3.60 to $3.62
Cash flows from operations (excluding settlement payments)	$450M to $500M	$475M to $525M	$500M to $525M

Webcast Today

Omnicare will hold a conference call to discuss its third quarter 2013 financial results today, Wednesday, October 23, at 9:00 a.m. ET. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations section of Omnicare's website at http://ir.omnicare.com. An archived replay will be made available on the website following the conclusion of the conference call.

About Omnicare

Omnicare, Inc., a Fortune 500 company based in Cincinnati, Ohio, provides comprehensive pharmaceutical services to patients and providers across the United States. As the market-leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight into the geriatric market along with some of the industry's most innovative technological capabilities to the benefit of its long-term care customers. Omnicare also provides key commercialization services for the bio-pharmaceutical industry through its Specialty Care Group. For more information, visit www.omnicare.com.

Forward-looking Statements

In addition to historical information, this report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management's current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare and pharmaceutical industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions on favorable terms or at all; trends for the continued growth of the Company's businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company's customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the successful integration of acquired companies and realization of contemplated synergies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; variations in demand for the Company's products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in calculation of average wholesale price; discontinuation of reporting average wholesale price, and/or implementation of new pricing benchmarks; legislative and regulatory changes impacting long term care pharmacies; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company's contracts with pharmaceutical benefit managers, Medicare Part D Plan sponsors and/or commercial health insurers or to the proportion of the Company's business covered by specific contracts; the outcome of disputes and litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of executive separations; the impact of benefit plan terminations; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; the final outcome of divestiture activities; market conditions; the outcome of audit, compliance, administrative, regulatory, or investigatory reviews; volatility in the market for the Company's stock and in the financial markets generally; access to adequate capital and financing; changes in tax laws and regulations; changes in accounting rules and standards; the impacts of potential cybersecurity risks and/or incidents; and costs to comply with the Company's Corporate Integrity Agreement. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company's actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

# # #

Contact:
Patrick C. Lee
(513) 719-1507
patrick.lee@omnicare.com

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income (Loss), GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net sales	$1,581,001	$1,501,348	$4,675,901	$4,630,443
Cost of sales	1,211,183	1,130,053	3,556,809	3,523,702
Gross profit	369,818	371,295	1,119,092	1,106,741
Selling, general and administrative expenses	195,382	203,550	600,896	605,552
Provision for doubtful accounts	25,177	24,047	74,749	72,556
Settlement, litigation and other related charges	143,484	4,931	169,615	38,227
Other charges	61,632	5,036	96,906	65,757
Operating income (loss)	(55,857)	133,731	176,926	324,649
Interest expense, net of investment income	(34,922)	(39,036)	(94,005)	(105,444)
Income (loss) from continuing operations before income taxes	(90,779)	94,695	82,921	219,205
Income tax provision (benefit)	(24,470)	33,270	42,657	83,349
Net income (loss)	(66,309)	61,425	40,264	135,856

Earnings (loss) per common share - Diluted:	$(0.65)	$0.55	$0.37	$1.19
Weighted average number of common shares outstanding:
Diluted (a)	101,811	111,951	109,612	113,968

(a) - Non-GAAP dilutes shares outstanding for the three months ended September 30, 2013 were 111,460. See reconciliation of GAAP to non-GAAP diluted share count at the "Reconciliation Statement and Definitions" section below.

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc and Subsidiary Companies
Consolidated Balance Sheets
(000s)
Unaudited

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$505,687	$454,213
Restricted cash	5	1,066
Accounts receivable, less allowances	741,053	857,052
Inventories	421,799	385,698
Deferred income tax benefits	98,089	136,186
Other current assets	312,226	254,644
Total current assets	2,078,859	2,088,859
Properties and equipment, at cost less accumulated depreciation	310,225	282,660
Goodwill	4,253,461	4,256,959
Identifiable intangible assets, less accumulated amortization	166,105	196,873
Other noncurrent assets	106,876	163,913
Total noncurrent assets	4,836,667	4,900,405
Total assets	$6,915,526	$6,989,264
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$210,459	$200,125
Accrued employee compensation	55,811	73,791
Current debt	548,519	27,713
Other current liabilities	309,211	180,385
Total current liabilities	1,124,000	482,014
Long-term debt, notes and convertible debentures	1,426,472	2,030,030
Deferred income tax liabilities	983,000	914,660
Other noncurrent liabilities	55,833	56,848
Total noncurrent liabilities	2,465,305	3,001,538
Total liabilities	3,589,305	3,483,552

Stockholders' equity	3,326,221	3,505,712
Total liabilities and stockholders' equity	$6,915,526	$6,989,264

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc and Subsidiary Companies
Condensed Consolidated Statements of Cash Flows, GAAP Basis
(000s)
Unaudited

	September 30, 2013
	Three months ended	Nine months ended
Cash flows from operating activities:
Net income (loss)	$(66,309)	$40,264
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	15,228	43,748
Amortization	20,545	61,073
Debt redemption loss and costs, net	55,652	55,652
Disposition of business, net	7,276	36,062
Changes in certain assets and liabilities, net of effects from acquisition and divestiture of businesses:
Accounts receivable, net of provision for doubtful accounts	(502)	70,628
Inventories	(19,669)	(36,988)
Current and noncurrent assets	18,928	(9,431)
Accounts payable	20,677	21,823
Accrued employee compensation	(9,068)	(17,941)
Current and noncurrent liabilities	149,238	189,775
Net cash flows from operating activities	191,996	454,665
Cash flows from investing activities:
Acquisition of businesses, net of cash received	(3,500)	(3,798)
Divestiture of businesses, net	10,408	11,083
Marketable Securities	(184)	(620)
Capital expenditures	(27,290)	(74,127)
Other	—	1,061
Net cash flows used in investing activities	(20,566)	(66,401)
Cash flows from financing activities:
Payments on term loans	(5,312)	(15,938)
Payments on long-term borrowings and obligations	(186,969)	(190,403)
Fees paid for financing activities	(4,851)	(4,851)
Decrease in cash overdraft balance	(1,257)	(11,490)
Payments for Omnicare common stock repurchases	9,043	(91,259)
Proceeds for stock awards and exercise of stock options, net of stock tendered in payment	1,402	17,934
Dividends paid	(14,245)	(43,011)
Other	1,086	2,228
Net cash flows used in financing activities	(201,103)	(336,790)
Net increase (decrease) in cash and cash equivalents	(29,673)	51,474
Cash and cash equivalents at beginning of period	535,360	454,213
Cash and cash equivalents at end of period	$505,687	$505,687

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Adjusted earnings (loss) per share ("EPS") from continuing operations:
Diluted earnings (loss) per share from continuing operations	$(0.65)	$0.55	$0.37	$1.19

Amount related to adjusted diluted shares	0.05	—	—	—

Special Items: (a)
Settlement, litigation and other related charges	0.87	0.03	1.03	0.21
Other charges	0.37	(0.01)	0.57	0.34
Amortization of discount on convertible notes	0.03	0.03	0.10	0.10
Debt redemption costs	0.03	0.05	0.03	0.07
Total Special Items	1.30	0.10	1.73	0.71
Cash EPS Adjustments	0.21	0.21	0.61	0.59
Adjusted cash earnings per diluted share from continuing operations	$0.91	$0.86	$2.71	$2.50

Adjusted diluted share count:
Diluted shares outstanding	101,811	N/A	N/A	N/A
Convertible securities	8,926
Stock options, warrants and awards	723
Adjusted diluted shares outstanding	111,460

Adjusted earnings before interest, income taxes ("EBIT", "Operating income"), depreciation and amortization ("EBITDA") from continuing operations:
EBIT from continuing operations	$(55,857)	$133,731	176,926	$324,649
Depreciation and amortization	35,773	34,329	104,821	101,633
Amortization of discount on convertible notes	(6,218)	(5,839)	(18,474)	(18,118)
EBITDA from continuing operations	(26,302)	162,221	263,273	408,164
Special items (a)	205,116	9,967	266,521	103,984
Adjusted EBITDA from continuing operations	178,814	172,188	529,794	512,148

EBITDA from continuing operations to net cash flows from operating activities:
EBITDA from continuing operations	(26,302)	162,221	263,273	408,164
(Subtract)/Add:
Interest expense, net of investment income and amortization of discount on convertible notes	(28,704)	(33,197)	(75,531)	(87,326)
Income tax provision	24,470	(33,270)	(42,657)	(83,349)
Other operating activities (including debt redemption costs)	55,652	8,270	55,652	47,558
Disposition of business, net	7,276	—	36,062	—
Changes in certain assets and liabilities, net of effects from acquisition and divestitures of businesses	159,604	92,264	217,866	131,856
Net cash flows from operating activities of continuing operations	$191,996	$196,288	$454,665	$416,903

Segment Reconciliations - Long-Term Care Group ("LTC")
Adjusted Operating Income - LTC:
Operating income from continuing operations (b)	6,213	165,180	273,994	440,102
Special items (a)	154,248	(2,524)	213,680	41,701
Adjusted operating income from continuing operations - LTC (b)	160,461	162,656	487,674	481,803

Segment Reconciliations - Specialty Care Group ("SCG")
Adjusted Operating Income - SCG:
Operating income from continuing operations (b)	29,758	24,879	90,610	72,557
Special items (a)	—	—	—	200
Adjusted operating income from continuing operations - SCG (b)	29,758	24,879	90,610	72,757

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes and Definitions to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

Footnotes:
Non-GAAP Information:
Omnicare, Inc. (“Omnicare” or the “Company”) management believes that presenting certain non-GAAP financial measures, which exclude items not considered part of the core operating results of the Company and certain non-cash charges and also includes certain tax deduction amounts ("Special Items"), enhances investors' understanding of how Omnicare management assesses the performance of the Company's business. Omnicare management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. Omnicare's method of calculating non-GAAP financial results may differ from those used by other companies and, therefore, comparability may be limited.

(a)	Financial results included Special Items and Cash EPS adjustments as described below:

	Q3 2013		YTD 2013		Q3 2012		YTD 2012
	Pretax	After Tax (9)	Pretax	After Tax (9)	Pretax	After Tax (9)	Pretax	After Tax (9)
EBIT:
Settlement, litigation and other related charges (1)	$143,484	$97,074	$169,615	$113,160	$4,931	$2,970	$38,227	$23,414

Other charges
Acquisition and other related costs (2)	—	—	2,300	1,416	(3,830)	(2,352)	396	243
Disposition of businesses (3)	10,116	9,391	38,902	27,112	(7,680)	(8,485)	(1,777)	(2,582)
Separation costs (4)	648	384	4,836	2,962	5,500	3,346	21,000	12,863
Restructuring	—	—	—	—	11,046	6,766	11,046	6,766
Loss on debt repurchase (5)	50,868	31,138	50,868	31,138	—	—	35,092	21,546
Subtotal - Other charges	61,632	40,913	96,906	62,628	5,036	(725)	65,757	38,836
Subtotal - EBIT Special Items	205,116	137,987	266,521	175,788	9,967	2,245	103,984	62,250

Interest Expense:
Amortization of discount on convertible notes (6)	6,218	3,767	18,474	11,312	5,839	3,559	18,118	11,098
Debt redemption costs (5)	4,784	2,929	4,784	2,929	8,270	5,059	12,363	7,572
Subtotal - Interest Expense Special Items	11,002	6,696	23,258	14,241	14,109	8,618	30,481	18,670
Subtotal - Special Items	216,118	144,683	289,779	190,029	24,076	10,863	134,465	80,920

Cash EPS Items:
Amortization of intangibles	9,233	5,591	28,246	17,295	11,259	6,897	32,764	20,101
Goodwill amortization tax deduction (7)	—	9,203	—	28,037	—	10,930	—	32,704
Convertible debt tax deduction (8)	—	8,198	—	21,481	—	5,660	—	14,747
Subtotal - Cash EPS Items	9,233	22,992	28,246	66,813	11,259	23,487	32,764	67,552

Grand Total - Special Items	$225,351	$167,675	$318,025	$256,842	$35,335	$34,350	$167,229	$148,472

(1)
Operating income (loss) includes settlement, litigation and other related charges for resolution of certain large customer disputes, regulatory matters with various states and regulatory agencies, qui tam lawsuits and purported class and derivative actions against the Company. Additionally, Omnicare has made, and will continue to make, disclosures to the applicable governmental agencies of amounts, if any, determined to represent over-payments from the respective programs and, where applicable, those amounts, as well as any amounts relating to certain inspections, audits, inquiries and investigations activity are included in the pretax special item reflected in the table.

The three and nine months ended September 30, 2013 include a settlement charge of $120 million, plus attorney fees related to an agreement in principle for a voluntary civil settlement dismissing a qui tam civil suit filed in 2010.
The agreement in principal with the relator, subject to final governmental approval, does not include any admission of wrongdoing or liability by Omnicare.

(2)	Operating income (loss) includes acquisition and other related costs primarily related to professional fees and acquisition related restructuring costs for acquisitions.

(3)
In 2013, the Company completed the disposition of certain assets, primarily in its medical supply services business and in 2012, completed the dispositions of its Canadian pharmacy and the Company's pharmacy operational software businesses, which were not considered, individually or in the aggregate, significant to the operations of Omnicare. The Company recorded charges (credits) related to the disposition of these assets in the three and nine months ended September 30, 2013, and 2012.

(4)	Operating income (loss) includes separation related costs for certain former employees.

(5)	Operating income (loss) and interest expense includes charges for debt redemption losses and costs related to the Company’s previously announced refinancing transactions.

(6)	The Company recorded non-cash interest expense from the amortization of debt discount on its convertible notes.

(7)	The tax benefit of being able to deduct goodwill amortization.

(8)	The tax benefit of being able to deduct higher interest expense on our convertible debt than what is actually paid.

(9)	The tax effect was calculated by multiplying the tax-deductible pretax amounts by the appropriate effective tax rate.

(b)
Beginning in the second quarter of 2013, the Company concluded that the operations of its hospice pharmacy business were better aligned with the operation of its LTC, and began to review and manage the operations of this business as part of LTC. Accordingly, to align the reporting segments with the current way management reviews information to make operating decisions, assess performance and allocate resources, the results of the Company's hospice business are now reported in LTC. All prior period segment information has been recast to reflect the new segment reporting.